Exhibit 99.1

For Immediate Release İ Global Communications İ MetLife, Inc.

METLIFE ANNOUNCES $10 BILLION VARIABLE ANNUITY RISK TRANSFER TRANSACTION

•	Agreement with a subsidiary of Talcott Financial Group to reinsure approximately $10 billion of U.S. retail variable annuity and rider reserves

•	Transaction demonstrates MetLife’s focused execution across New Frontier strategic priorities

NEW YORK, April 30, 2025 – MetLife, Inc. (NYSE: MET) today announced it has entered into an agreement with Talcott Resolution Life Insurance Company (Talcott), a life insurance and annuities subsidiary of Talcott Financial Group, to reinsure approximately $10 billion of U.S. retail variable annuity and rider reserves.

The combined value of the transaction is expected to be approximately $250 million consisting of both ceding commission and capital released over time.

The planned reinsurance transaction with Talcott is aligned with MetLife’s disciplined evaluation of risk transfer options within MetLife Holdings, the closed-block businesses of the company’s former U.S. Retail segment. The transaction will accelerate the run-off of MetLife’s legacy business and is the latest example of executing across the company’s New Frontier strategic priorities.

MetLife anticipates that the transaction will positively reduce the company’s enterprise risk associated with capital markets. Importantly, the transaction will significantly lower the company’s retail variable annuity tail risk by reducing account values by approximately 40%.

Expected foregone annual adjusted earnings total of approximately $100 million will be offset by annual hedge cost savings of approximately $45 million.

“This transaction represents another tool in our toolkit that is available to generate long-term value,” said MetLife President and CEO Michel Khalaf. “It will reduce enterprise risk and bolster MetLife’s position as a fundamental, all-weather performer. Our capacity to lower risk and successfully navigate uncertain and changing environments benefits our shareholders and all our other stakeholders.”

Summary

•	MetLife plans to reinsure approximately $10 billion U.S. variable annuity and rider reserves with Talcott.

•	As part of MetLife’s ongoing commitment to its policyholders, the company will continue to be responsible for all customer-related functions.

•	The reinsurance transaction is structured on both a modified coinsurance and a funds withheld basis.

•

The transaction is expected to close in the second half of 2025.The consummation of the closing under the agreement is subject to the satisfaction or waiver of customary closing conditions specified in the agreement, including the receipt of required regulatory approvals.

•	MetLife Investment Management secured mandates to manage approximately $6 billion of assets under investment management agreements with Talcott.

Investor Conference Call

On Thursday, May 1, 2025, from 9-10:00 a.m. (ET), MetLife President and CEO Michel Khalaf and MetLife CFO and head of MetLife Investment Management John McCallion will host a call to discuss the company’s first quarter 2025 earnings and address questions on the agreement with Talcott.

The conference call will be available live via the internet. To listen to the conference call, click the following link to register (https://events.q4inc.com/attendee/259680312).

The conference call will be available for replay via telephone and the internet beginning at 11:00 a.m. (ET) on Thursday, May 1, 2025, until Thursday, May 8, 2025, at 11:59 p.m. (ET). To listen to a replay of the conference call via telephone, dial 800-770-2030 (U.S.) or 647-362-9199 (outside the U.S.). The Conference ID for the replay is 34666 followed by # key. To access the replay of the conference call via the internet, visit the MetLife Investor Relations webpage (https://investor.metlife.com).

Advisors

Organizations representing MetLife on this transaction include Goldman Sachs & Co. LLC (financial advisor) and Willkie Farr & Gallagher LLP (legal counsel).

Forward-Looking Statements

This news release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events and do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “are confident,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. They include statements relating to strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

Many factors determine the results of MetLife, Inc., its subsidiaries and affiliates, and they involve unpredictable risks and uncertainties. Our forward-looking statements depend on our assumptions, our expectations, and our understanding of the economic environment, but they may be inaccurate and may change. MetLife, Inc. does not guarantee any future performance. Our results could differ materially from those MetLife, Inc. expresses or implies in forward-looking statements. The risks, uncertainties and other factors identified in MetLife, Inc.’s filings with the U.S. Securities and Exchange Commission, and others, may cause such differences. These factors include:

(1)

economic condition difficulties, including risks relating to interest rates, the effects of announced or future tariff increases on the global economy, credit spreads, declining equity or debt markets, real estate, obligors and counterparties, government default, currency exchange rates, derivatives, climate change, public health and terrorism and security;

(2)	global capital and credit market adversity;

(3)	credit facility inaccessibility;

(4)	financial strength or credit ratings downgrades;

(5)

unavailability, unaffordability, or inadequate reinsurance, including reinsurance risks that arise from reinsurers’ credit risk, and the potential shortfall or failure of risk mitigants to protect against such risks;

(6)	statutory life insurance reserve financing costs or limited market capacity;

(7)	legal, regulatory, and supervisory and enforcement policy changes;

(8)	changes in tax rates, tax laws or interpretations;

(9)	litigation and regulatory investigations;

(10)	unsuccessful efforts to meet all environmental, social, and governance standards or to enhance our sustainability;

(11)	MetLife, Inc.’s inability to pay dividends and repurchase common stock;

(12)	MetLife, Inc.’s subsidiaries’ inability to pay dividends to MetLife, Inc.;

(13)	investment defaults, downgrades, or volatility;

(14)	investment sales or lending difficulties;

(15)	collateral or derivative-related payments;

(16)	investment valuations, allowances, or impairments changes;

(17)	claims or other results that differ from our estimates, assumptions, or models;

(18)	global political, legal, or operational risks;

(19)	business competition;

(20)	technological changes;

(21)	catastrophes;

(22)	climate changes or responses to it;

(23)	deficiencies in our closed block;

(24)	goodwill or other asset impairment, or deferred income tax asset allowance;

(25)	impairment of VOBA, value of distribution agreements acquired or value of customer relationships acquired;

(26)	product guarantee volatility, costs, and counterparty risks;

(27)	risk management failures;

(28)	insufficient protection from operational risks;

(29)	failure to protect confidentiality, integrity or availability of systems or data or other cybersecurity or disaster recovery failures;

(30)	accounting standards changes;

(31)	excessive risk-taking;

(32)	marketing and distribution difficulties;

(33)	pension and other postretirement benefit assumption changes;

(34)	inability to protect our intellectual property or avoid infringement claims;

(35)	acquisition, integration, growth, disposition, or reorganization difficulties;

(36)	Brighthouse Financial, Inc. separation risks;

(37)	MetLife, Inc.’s Board of Directors influence over the outcome of stockholder votes through the voting provisions of the MetLife Policyholder Trust; and

(38)	legal- and corporate governance-related effects on business combinations.

MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if MetLife, Inc. later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in subsequent reports to the U.S. Securities and Exchange Commission.

Use of Non-GAAP Financial Measures

“Adjusted earnings” refers to a measure that is not presented in accordance with accounting principles generally accepted in the United States (GAAP). “Adjusted earnings” should be read as “adjusted earnings available to common shareholders”, and should not be viewed as a substitute for the most directly comparable financial measure calculated in accordance with GAAP, “net income (loss) available to common shareholders”. More information about this measure may be found in our quarterly financial supplement and other documents, which are available on the Investor Relations portion of MetLife’s website, www.metlife.com.

About MetLife

MetLife, Inc. (NYSE: MET), through its subsidiaries and affiliates (“MetLife”), is one of the world’s leading financial services companies, providing insurance, annuities, employee benefits and asset management to help individual and institutional customers build a more confident future. Founded in 1868, MetLife has operations in more than 40 markets globally and holds leading positions in the United States, Asia, Latin America, Europe and the Middle East. For more information, visit www.metlife.com.

Contacts

For Media: Dave Franecki (973) 264-7465

For Investors: John Hall (212) 578-7888